UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 10, 2007

SPATIALIGHT, INC. (Exact Name of Registrant as Specified in Its Charter)

New York (State or Other Jurisdiction of Incorporation)

000-19828 (Commission File Number)	16-1363082 (IRS Employer Identification No.)

Five Hamilton Landing Suite 100 Novato, California (Address of Principal Executive Offices)	94949 (Zip Code)

(415) 883-1693 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 10, 2007, the Company received a notice from the NASDAQ Stock Market advising that the resignation of Lawrence J. Matteson from the Board of Directors as of December 31, 2006 resulted in the Company’s Audit Committee consisting of less than three members in a violation of Marketplace Rule 4350 and advising the Company that trading in the Company’s stock would be halted unless a public announcement was made within four business days and an independent director was appointed to the Audit Committee before the earlier of the Company’s next Annual Meeting of Stockholders or December 31, 2007. The Company intends to cure this violation within the time period allowed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPATIALIGHT, INC.
(Registrant)

Date: January 17, 2007	By:	/s/ David F. Hakala
(Signature)
Name: David F. Hakala
Title: Chief Executive Officer

EXHIBIT INDEX

99.1	Press release dated January 17, 2007 confirming receipt of notice from the NASDAQ Stock Market.